Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Isaac Socolovsky, CEO
Safe Dynamics Corp.
113 Barksdale Professional Center
Newark, DE 19711

Dear Mr. Socolovsky:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Safe Dynamics Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated August 4, 2011, as of the period ended June 30, 2011, and from inception (May 11, 2011) through June 30, 2011. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
September 13, 2011